FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20519

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(B) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                       AND

                        LISTING OF SUCH SECURITIES ON THE
                          NEW YORK STOCK EXCHANGE, INC.

                         CHESAPEAKE ENERGY CORPORATION*
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      OKLAHOMA                                           73-1395733
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

6100 NORTH WESTERN AVENUE
OKLAHOMA CITY, OKLAHOMA                                  73118
(ADDRESS OF PRINCIPAL OFFICES)                         (ZIP CODE)

              SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B)
               OF THE SECURITIES EXCHANGE ACT OF 1934 (THE "ACT")

      TITLE OF EACH CLASS                        NAME OF EXCHANGE ON WHICH
      TO BE SO REGISTERED                        EACH CLASS IS TO BE REGISTERED
9% Senior Notes due 2012 and                     New York Stock Exchange
      guarantees thereof

This form relates to the registration of a class of "debt securities", as defined in Rule 3a12-11(c) under the Act, pursuant to Section 12(b) of the Act and is effective pursuant to General Instruction A.(c). The issuer of these securities is subject to and in compliance with the reporting requirements under
Section 12 or Section 15(d) of the Act.

The offer and sale of these securities were registered with the Commission under the Securities Act of 1933.

Securities Act registration statement file number to which this form relates (for any registration statement that the issuer is filing concurrently with this form): N/A

*Includes certain subsidiaries of Chesapeake Energy Corporation identified on the following pages:

                                     THE AMES COMPANY, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1470082
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           CARMEN ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

              OKLAHOMA                                       73-1604860
State of incorporation or organization)     (I.R.S. Employer Identification No.)


                         CHESAPEAKE ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1528271
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                            CHESAPEAKE EP CORPORATION
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      48-1270813
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                             CHESAPEAKE DELTA CORP.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      41-2050649
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                     CHESAPEAKE ENERGY LOUISIANA CORPORATION
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1524569
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                       CHESAPEAKE ENO ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      82-0553595
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                            CHESAPEAKE FOCUS, L.L.C.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      33-1021135
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                       CHESAPEAKE KNAN ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      73-1300132
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                   CHESAPEAKE EXPLORATION LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1384282
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           CHESAPEAKE LOUISIANA, L.P.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1519126
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                        CHESAPEAKE MOUNTAIN FRONT, L.L.C.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      73-1238619
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           CHESAPEAKE OPERATING, INC.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1343196
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                    CHESAPEAKE PANHANDLE LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1565350
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                           CHESAPEAKE ROYALTY, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1549744
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                             CHESAPEAKE SIGMA, L.P.
             (Exact name of registrant as specified in its charter)

               OKLAHOMA                                      27-0029884
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                      CHESAPEAKE-STAGHORN ACQUISITION L.P.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1612854
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                              GOTHIC ENERGY, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      22-2663839
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                            GOTHIC PRODUCTION, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1539475
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                           NOMAC DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1606317
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                             SAP ACQUISITION, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      73-1622555
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


                             CHESAPEAKE ORC, L.L.C.
             (Exact name of registrant as specified in its charter)


               OKLAHOMA                                      71-0934234
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



All requisite approvals and authorizations have been received, and required supporting documents relating to this transaction have been filed with the New York Stock Exchange. Pursuant to the requirements of Section 12 of the Act, the registrants have duly caused the registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

In connection with the issuance of these securities, the issuer has received opinion(s) of counsel covering: the valid existence of the issuer; the due authorization of the debt securities subject to this application (the "Debt Securities"); the validity of the Debt Securities; the qualification of the indenture under the Trust Indenture Act of 1939, if applicable; and the effectiveness of the securities under the Securities Act of 1933, or, if not registered, the reasons why not.

                                         REGISTRANTS:


                                         CHESAPEAKE ENERGY CORPORATION

                                      By:/s/Martha A. Burger
                                         --------------------------------------
                                         Martha A. Burger, Treasurer and
                                         Senior Vice President Human Resources

                                         THE AMES COMPANY, L.L.C.
                                         CARMEN ACQUISITION, L.L.C.
                                         CHESAPEAKE ACQUISITION, L.L.C.
                                         CHESAPEAKE ENO ACQUISITION, L.L.C.
                                         CHESAPEAKE FOCUS, L.L.C.
                                         CHESAPEAKE KNAN ACQUISITION, L.L.C.
                                         CHESAPEAKE MOUNTAIN FRONT, L.L.C.
                                         CHESAPEAKE ORC, L.L.C.
                                         CHESAPEAKE ROYALTY, L.L.C.
                                         GOTHIC ENERGY, L.L.C.
                                         GOTHIC PRODUCTION, L.L.C.
                                         SAP ACQUISITION, L.L.C.

                                         For each of the above:


                                      By:/s/ Martha A. Burger
                                         --------------------------------------
                                         Martha A. Burger, Treasurer
                                         and Vice President


                                         CHESAPEAKE DELTA CORP.
                                         CHESAPEAKE ENERGY LOUISIANA CORPORATION
                                         CHESAPEAKE EP CORPORATION
                                         CHESAPEAKE OPERATING, INC.
                                         NOMAC DRILLING CORPORATION

                                         For each of the above:


                                      By:/s/ Martha Burger
                                         --------------------------------------
                                         Martha A. Burger, Treasurer


                                         CHESAPEAKE EXPLORATION LIMITED

                                         PARTNERSHIP

                                         CHESAPEAKE LOUISIANA, L.P.
                                         CHESAPEAKE PANHANDLE LIMITED

                                         PARTNERSHIP

                                         CHESAPEAKE SIGMA, L.P.
                                         CHESAPEAKE-STAGHORN ACQUISITION L.P.

                                         For each of the above
                                         By: Chesapeake Operating, Inc.
                                         General Partner


                                      By:/s/ Martha A. Burger
                                         --------------------------------------
                                         Martha A. Burger, Treasurer and
                                         Senior Vice President Human Resources

Date: March 19, 2003

                             Listing Application to
                          New York Stock Exchange, Inc.

                                   ( 165167 )
                             1st 6 digits of Cusip#


The New York Stock Exchange, Inc. hereby authorizes the above referenced debt securities of CHESAPEAKE ENERGY CORPORATION and certifies to the Securities and Exchange Commission its approval for the listing and registration of such securities under the Act:

By:    ___________________________________
       Janice O'Neill
       Vice President
       Listing Compliance & Operations